Exhibit 99.4
Bear Stearns Series 2004-HE4
Aggregate Statement of Principal and Interest Distributions to
Certificateholders
for January 1, 2004 to December 31, 2004
Ending Principal
Class
Principal
Interest
Balance
R-I
0.00
0.00
0.00
R-III
0.00
0.00
0.00
R-X
0.00
0.00
0.00
A-1
39,483,286.71
1,202,593.03
88,642,713.29
A-2
23,111,987.44
832,723.11
51,888,012.56
A-3
0.00
434,105.80
33,884,000.00
CE
0.00
7,722,276.53
7,702,986.50
M-1
0.00
230,907.78
17,776,000.00
M-2
0.00
243,886.83
14,220,000.00
M-3
0.00
84,144.07
4,444,000.00
M-4
0.00
70,424.74
3,259,000.00
M-5
0.00
84,217.45
3,555,000.00
M-6
0.00
99,255.15
2,963,000.00
M-7
0.00
178,612.38
5,332,000.00
P
0.00
1,319,701.52
100.00
R-II
0.00
0.00
0.00